Filed pursuant to Rule 424(b)(5)
                      Registration Statement Nos. 333-85218 and 333-85218-01 and Registration Statement Nos. 333-102173, 333-102173-01,
                        333-102173-02 and 333-102173-03


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 3, 2003)


                          [FPL GROUP CAPITAL INC LOGO]
        $400,000,000 FLOATING RATE DEBENTURES, SERIES DUE MARCH 30, 2005
            $200,000,000 1 7/8% DEBENTURES, SERIES DUE MARCH 30, 2005

               THE DEBENTURES WILL BE ABSOLUTELY, IRREVOCABLY AND
                          UNCONDITIONALLY GUARANTEED BY
                                 FPL GROUP, INC.

                                 ---------------

     FPL Group Capital Inc will pay interest, in cash, on the Floating Rate Debentures, Series due March 30, 2005 on March 30, June 30, September 30 and December 30 of each year, beginning December 30, 2003. FPL Group Capital will pay interest, in cash, on the 1 7/8% Debentures, Series due March 30, 2005 on March 30 and September 30 of each year, beginning March 30, 2004. FPL Group Capital may not redeem any of these securities at its option before their maturity.

     FPL Group Capital's corporate parent, FPL Group, Inc., has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on each series of these securities. These securities are unsecured and unsubordinated and rank equally with FPL Group Capital's other unsecured and unsubordinated indebtedness from time to time outstanding. FPL Group Capital does not plan to list any of these securities on any securities exchange.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT IN THESE SECURITIES.

     Both FPL Group Capital's and FPL Group's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number
(561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

                                -----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

                                                                                           PROCEEDS TO
                                                                                       FPL GROUP CAPITAL
                                        PRICE TO PUBLIC(1)    UNDERWRITING DISCOUNTS    (BEFORE EXPENSES)
                                        ------------------    ----------------------   ------------------
Per Floating Rate Debenture..........      100%                    0.225%                  99.775%
Total................................      $400,000,000            $900,000                $399,100,000
Per 1 7/8% Debenture.................      99.953%                 0.225%                  99.728%
Total................................      $199,906,000            $450,000                $199,456,000
------------------------------------

(1) Plus accrued interest, if any, from September 30, 2003, if settlement occurs after that date.

     These securities are expected to be delivered to the underwriters in book-entry only form through The Depository Trust Company, on or about September 30, 2003.

                                -----------------

                           Joint Book-Running Managers

BANC OF AMERICA SECURITIES LLC                                    JPMORGAN
          CITIGROUP                                          WACHOVIA SECURITIES

                                -----------------

                                   Co-Managers

BANC ONE CAPITAL MARKETS, INC.
                             BARCLAYS CAPITAL
                                          THE ROYAL BANK OF SCOTLAND
                                                                  SCOTIA CAPITAL

          The date of this prospectus supplement is September 24, 2003.

     THE ACCOMPANYING PROSPECTUS IS PART OF A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE UNDERWRITERS HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE UNDERWRITERS IS MAKING AN OFFER OF ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS OR THAT THE INFORMATION INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              PROSPECTUS SUPPLEMENT

Risk Factors.................................................................S-3
Use of Proceeds..............................................................S-6
Consolidated Ratio of Earnings to Fixed Charges..............................S-6
Consolidated Capitalization of FPL Group and Subsidiaries....................S-6
Certain Terms of the Debentures..............................................S-7
Underwriting................................................................S-12
Legal Opinions..............................................................S-13

                                   PROSPECTUS

About this Prospectus..........................................................2
Risk Factors...................................................................3
FPL Group Capital..............................................................5
FPL Group .....................................................................6
FPL Group Capital Trust I and FPL Group Capital Trust II.......................6
Use of Proceeds................................................................6
Consolidated Ratio of Earnings to Fixed Charges................................6
Where You Can Find More Information ...........................................7
Incorporation By Reference.....................................................7
Cautionary Statements .........................................................7
Description of Offered Debt Securities.........................................8
Description of the Debt Securities Guarantee..................................18
Description of Common Stock ..................................................20
Description of Stock Purchase Contracts and Stock Purchase Units .............24
Description of Preferred Trust Securities ....................................24
Description of the Preferred Trust Securities Guarantee.......................32
Description of the Junior Subordinated Debentures and
  the Subordinated Guarantee..................................................35
Information Concerning the Trustees...........................................50
Plan of Distribution .........................................................50
Experts.......................................................................51
Legal Opinions................................................................51

                            -------------------------

     The $400,000,000 aggregate principal amount of Floating Rate Debentures, Series due March 30, 2005 offered by this prospectus supplement and the accompanying prospectus are referred to in this prospectus supplement as the "Floating Rate Debentures." The $200,000,000 aggregate principal amount of 1 7/8% Debentures, Series due March 30, 2005 offered by this prospectus supplement and the accompanying prospectus are referred to in this prospectus supplement as the "1 7/8% Debentures." The Floating Rate Debentures and the 1 7/8% Debentures are referred to in this prospectus supplement together as the "Debentures."

                                  RISK FACTORS

     The information in this section replaces the information in the "Risk Factors" section beginning on page 3 of the accompanying prospectus.

     Before purchasing the securities, investors should carefully consider the following risk factors together with the other information incorporated by reference or provided in this prospectus supplement or in the prospectus in order to evaluate an investment in the securities.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS AND TO CHANGES IN LAWS AND REGULATIONS, INCLUDING INITIATIVES REGARDING RESTRUCTURING OF THE ENERGY INDUSTRY. THESE FACTORS MAY HAVE A NEGATIVE IMPACT ON THE BUSINESS AND RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978 and the Public Utility Holding Company Act of 1935, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the utility commissions of other states in which FPL Group or FPL Group Capital have operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The Florida Public Service Commission has the authority to disallow recovery of costs that it considers excessive or imprudently incurred.

     The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

     FPL Group and FPL Group Capital are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

     FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

THE OPERATION OF POWER GENERATION FACILITIES, INCLUDING NUCLEAR FACILITIES, INVOLVES SIGNIFICANT RISKS THAT COULD ADVERSELY AFFECT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, use of new technology, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's nuclear units face certain risks that are unique to the nuclear industry including the ability to dispose of spent nuclear fuel, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's plants or at the plants of other nuclear operators. Breakdown or failure of an operating facility of FPL Energy, LLC, a subsidiary of FPL Group Capital, may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

THE CONSTRUCTION OF, AND CAPITAL IMPROVEMENTS TO, POWER GENERATION FACILITIES INVOLVE SUBSTANTIAL RISKS. SHOULD CONSTRUCTION OR CAPITAL IMPROVEMENT EFFORTS BE UNSUCCESSFUL, THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL COULD BE NEGATIVELY AFFECTED.

     FPL Group's and FPL Group Capital's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts and/or the write off of their investment in the project or improvement.

THE USE OF DERIVATIVE CONTRACTS BY FPL GROUP AND FPL GROUP CAPITAL IN THE NORMAL COURSE OF BUSINESS COULD RESULT IN FINANCIAL LOSSES THAT NEGATIVELY IMPACT THE RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the value of the reported fair value of these contracts. In addition, Florida Power & Light Company's use of such instruments could be subject to prudency challenges by the Florida Public Service Commission and if found imprudent, cost disallowance.

FPL GROUP'S UNREGULATED BUSINESSES, PARTICULARLY FPL ENERGY, ARE SUBJECT TO RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF FPL GROUP AND FPL GROUP CAPITAL, THAT MAY REDUCE THE REVENUES AND ADVERSELY IMPACT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     There are other risks associated with FPL Group's and FPL Group Capital's non-rate regulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's and FPL Group Capital's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL GROUP'S AND FPL GROUP CAPITAL'S ABILITY TO SUCCESSFULLY IDENTIFY AND COMPLETE ACQUISITIONS IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING THE EFFECT OF INCREASED COMPETITION RESULTING FROM THE CONSOLIDATION OF THE POWER INDUSTRY.

     FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

BECAUSE FPL GROUP AND FPL GROUP CAPITAL RELY ON ACCESS TO CAPITAL MARKETS, THE INABILITY TO ACCESS CAPITAL MARKETS ON FAVORABLE TERMS MAY LIMIT THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO GROW THEIR BUSINESSES AND WOULD LIKELY INCREASE INTEREST COSTS.

     FPL Group and FPL Group Capital rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL Group Capital to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn could impact FPL Group's and FPL Group Capital's ability to grow their businesses and would likely increase their interest costs.

WEATHER CONDITIONS CAN AFFECT FPL GROUP'S AND FPL GROUP CAPITAL'S RESULTS OF OPERATIONS.

     FPL Group's and FPL Group Capital's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COSTS AND OTHER EFFECTS OF LEGAL PROCEEDINGS, CHANGES IN TAX AND INFLATION RATES, AND CHANGES IN OR ADDITIONS TO APPLICABLE TAX POLICIES, RATES OF INFLATION, ACCOUNTING STANDARDS, SECURITIES LAWS AND CORPORATE GOVERNANCE REQUIREMENTS.

     FPL Group and FPL Group Capital are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

THREATS OF TERRORISM AND CATASTROPHIC EVENTS THAT COULD RESULT FROM TERRORISM MAY IMPACT THE OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL IN UNPREDICTABLE WAYS.

     FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO OBTAIN INSURANCE AND THE TERMS OF ANY AVAILABLE INSURANCE COVERAGE COULD BE AFFECTED BY NATIONAL AND COMPANY-SPECIFIC EVENTS.

     FPL Group's and FPL Group Capital's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO EMPLOYEE WORKFORCE FACTORS THAT COULD AFFECT THE BUSINESSES AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage that could affect the business and financial condition of FPL Group and FPL Group Capital.

                                 USE OF PROCEEDS

     The information in this section adds to the information in the "Use of Proceeds" section on page 6 of the accompanying prospectus. Please read these two sections together.

     FPL Group Capital will add the net proceeds from the sale of the Debentures to its general funds. FPL Group Capital expects to use general funds equal to the net proceeds to repay a portion of commercial paper issued to fund investments by FPL Group Capital in independent power projects. As of June 30, 2003, FPL Group Capital had an aggregate of approximately $978 million of commercial paper outstanding, which had maturities of up to 51 days and which had annual interest rates ranging from 1.05% to 1.35%. FPL Group Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for such repayment.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The information in this section adds to the information in the "Consolidated Ratio of Earnings to Fixed Charges" section on page 6 of the accompanying prospectus. Please read these two sections together. For the six months ended June 30, 2003, FPL Group's consolidated ratio of earnings to fixed charges was 3.31.

            CONSOLIDATED CAPITALIZATION OF FPL GROUP AND SUBSIDIARIES

     The following table shows FPL Group's consolidated capitalization as of June 30, 2003, and as adjusted. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.


                                                                    ADJUSTMENTS(a)
                                                              --------------------------
                                             OUTSTANDING      DEBENTURE       OTHER DEBT
                                                  AT          ISSUANCE        ISSUANCES
                                            JUNE 30, 2003     ADJUSTMENT      ADJUSTMENT     AS ASJUSTED    PERCENT
                                           ----------------   ----------      ----------     -----------    --------
                                                                     (UNAUDITED)
                                                                    (IN MILLIONS)
Common Shareholders' Equity..............          $ 6,676                                     $ 6,676       44.36%
Long-term debt (excluding current
  maturities)............................          $ 6,765         $600             $782       $ 8,147       54.14%
Preferred stock of Florida Power & Light
  Company without sinking fund
  requirements...........................          $   226                                     $   226        1.50%
                                           ---------------    ---------       ----------     ---------      -------
     Total Capitalization................          $13,667         $600             $782       $15,049      100.00%
                                           ===============    =========       ==========     =========      =======

(a) To give effect to (i) the issuance of the Floating Rate Debentures and the 1 7/8% Debentures offered by this prospectus supplement, and (ii) the issuance by subsidiaries of FPL Group of approximately $782 million of long-term debt subsequent to June 30, 2003. Adjusted amounts do not reflect the effect of the application of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities", which was effective July 1, 2003 or the reduction in long-term debt resulting from reclassification after June 30, 2003 into current maturities. Adjusted amounts also do not reflect any possible issuance and sale from time to time after the date of this prospectus supplement by FPL Group or its subsidiaries, including FPL Group Capital, of additional securities.

                         CERTAIN TERMS OF THE DEBENTURES

     The information in this section adds to the information in the "Description of Offered Debt Securities" section beginning on page 8 of the accompanying prospectus. Please read these two sections together.

     GENERAL. FPL Group Capital will issue the Debentures under the Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Indenture Trustee. An Officer's Certificate will supplement the Indenture and establish the specific terms of the Floating Rate Debentures. Another Officer's Certificate will supplement the Indenture and establish the specific terms of the 1 7/8% Debentures. Under the Indenture, FPL Group Capital may issue an unlimited amount of additional debt securities.

     The Indenture Trustee will initially be the Security Registrar and the Paying Agent for the Debentures. All transactions with respect to the Debentures, including registration, transfer and exchange of the Debentures, will be handled by the Security Registrar at an office in New York City designated by FPL Group Capital. FPL Group Capital has initially designated the Corporate Trust Office of the Indenture Trustee as that office. In addition, holders of the Debentures should address any notices to FPL Group Capital regarding the Debentures to that office. FPL Group Capital will notify holders of the Debentures of any change in the location of that office.

     INTEREST AND PAYMENT ON THE FLOATING RATE DEBENTURES. FPL Group Capital will pay interest in cash on the Floating Rate Debentures at a floating interest rate as determined below. The Floating Rate Debentures will mature on March 30, 2005. FPL Group Capital will pay interest on the Floating Rate Debentures on March 30, June 30, September 30 and December 30 of each year. The first interest payment date for the Floating Rate Debentures will be December 30, 2003. The record date for interest payable on the Floating Rate Debentures on any interest payment date shall be the close of business (1) on the business day immediately preceding such interest payment date so long as the Floating Rate Debentures remain in book-entry only form, or (2) on the 15th calendar day before each interest payment date if the Floating Rate Debentures do not remain in book-entry only form. See "--Book-Entry Only Issuance--The Depository Trust Company." Interest on the Floating Rate Debentures will accrue from and including the date of original issuance to but excluding the first interest payment date. Starting on the first interest payment date, interest on each Floating Rate Debenture will accrue from and including the last interest payment date to which FPL Group Capital has paid, or duly provided for the payment of, interest on that Floating Rate Debenture. No interest will accrue on a Floating Rate Debenture for the day that the Floating Rate Debenture matures.

     The interest rate for the initial interest period will be the three-month London interbank offered rate ("LIBOR"), determined as described below, on September 26, 2003 plus 30 basis points. The interest rate on the Floating Rate Debentures for each subsequent interest period will be reset quarterly on each interest payment date. The Floating Rate Debentures will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus 30 basis points.

     The interest rate in effect for the Floating Rate Debentures on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The "determination date" will be the second London Business Day (as defined below) immediately preceding the applicable interest reset date.

     The calculation agent will initially be The Bank of New York. LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:

     (1) LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. "Telerate Page 3750" means the display designated on page "3750" on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

          If no rate appears on Telerate Page 3750, LIBOR for such determination date will be determined in accordance with the provisions of paragraph
          (2) below.

     (2) With respect to a determination date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by the calculation agent (after consultation with FPL Group Capital) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with FPL Group Capital) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     If the date of maturity of the Floating Rate Debentures falls on a day that is not a LIBOR Business Day (as defined below), the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

     "LIBOR Business Day" means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

     "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     INTEREST AND PAYMENT ON THE 1 7/8% DEBENTURES. FPL Group Capital will pay interest in cash on the 1 7/8% Debentures at the rate of 1 7/8% per annum. The 1 7/8% Debentures will mature on March 30, 2005. FPL Group Capital will pay interest on the 1 7/8% Debentures on March 30 and September 30 of each year. The first interest payment date for the 1 7/8% Debentures will be March 30, 2004. The record date for interest payable on the 1 7/8% Debentures on any interest payment date shall be the close of business (1) on the business day immediately preceding such interest payment date so long as the 1 7/8% Debentures remain in book-entry only form, or (2) on the 15th calendar day before each interest payment date if the 1 7/8% Debentures do not remain in book-entry only form. See "--Book-Entry Only Issuance--The Depository Trust Company." Interest on the 1 7/8% Debentures will accrue from and including the date of original issuance to but excluding the first interest payment date. Starting on the first interest payment date, interest on each 1 7/8% Debenture will accrue from and including the last interest payment date to which FPL Group Capital has paid, or duly provided for the payment of, interest on that 1 7/8% Debenture. No interest will accrue on a 1 7/8% Debenture for the day that the 1 7/8% Debenture matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

     MANDATORY REDEMPTION. The following constitute "Guarantor Events" with respect to the Debentures:

     (1) the Guarantee Agreement, dated as of June 1, 1999, between FPL Group, as Guarantor, and The Bank of New York, as Guarantee Trustee, ceases to be in full force and effect;

     (2) a court issues a decree ordering or acknowledging the bankruptcy or insolvency of the Guarantor, or appointing a custodian, receiver or other similar official for the Guarantor, or ordering the winding up or liquidation of its affairs, and the decree remains in effect for 90 days; or

     (3) the Guarantor seeks or consents to relief under Federal or State bankruptcy or insolvency laws, or to the appointment of a custodian, receiver or other similar official for the Guarantor, or makes an assignment for the benefit of its creditors, or admits in writing that it is bankrupt or insolvent.

     FPL Group Capital shall, if a Guarantor Event occurs and is continuing, redeem all of the outstanding Floating Rate Debentures and all of the outstanding 1 7/8% Debentures within 60 days after the occurrence of the Guarantor Event at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption unless, within 30 days after the occurrence of the Guarantor Event, Standard & Poor's Ratings Services (a Division of The McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Debentures are then rated by those rating agencies, or, if the Debentures are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures is investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

     If a Guarantor Event occurs and FPL Group Capital is not required to redeem the Debentures as described above, FPL Group Capital will provide to the Indenture Trustee and the holders of the Debentures annual and quarterly reports containing the information that FPL Group Capital would be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If FPL Group Capital is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the SEC pursuant to those Sections will satisfy this requirement.

     EVENTS OF DEFAULT. In addition to the events of default relating to any series of debt securities issued under the Indenture, as set forth under the "Description of Offered Debt Securities--Events of Default" section on page 14 of the accompanying prospectus, each of the following events will be an event of default under the Indenture with respect to the Debentures:

     (1) the Guarantor consolidates with or merges into any other entity or conveys, transfers or leases substantially all of its properties and assets to any entity, unless

          (a) the entity formed by such consolidation or into which the Guarantor is merged, or the entity to which the Guarantor conveys, transfers or leases substantially all of its properties and assets is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes the obligations of the Guarantor under the Guarantee Agreement; and

          (b) immediately after giving effect to such transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing; or

     (2) FPL Group Capital fails to redeem any of the Debentures that it is required to redeem as described under "--Mandatory Redemption" above.

     BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY. The Debentures will trade through The Depository Trust Company ("DTC"). The Debentures of each series will be represented by one or more global certificates and registered in the name of Cede & Co., DTC's nominee.

     DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC also facilitates settlement of securities transactions among its participants through electronic computerized book-entry changes in the participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other corporations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of participants of DTC, members of other clearing corporations and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

     Purchases of the Debentures within the DTC system must be made through participants, which will receive a credit for the Debentures on DTC's records. The beneficial ownership interest of each purchaser will be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased Debentures. Beneficial owners will not receive certificates for their Debentures, except if use of the book-entry system for the Debentures is discontinued. To facilitate subsequent transfers, all Debentures deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of the Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debentures. DTC's records reflect only the identity of the participants to whose accounts such Debentures are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debentures, such as redemptions, tenders and defaults.

     Redemption notices will be sent to Cede & Co., as registered holder of the Debentures. If less than all of the Debentures of either series are being redeemed, DTC's practice is to determine by lot the amount of Debentures of each participant to be redeemed.

     Neither DTC nor Cede & Co. will itself consent or vote with respect to the Debentures. Under its usual procedures, DTC would mail an omnibus proxy to FPL Group Capital as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Debentures are credited on the record date. FPL Group Capital believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Debentures.

     Payments of redemption proceeds, principal of, and interest on the Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, The Bank of New York (the Indenture Trustee) or FPL Group Capital. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of FPL Group Capital. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

     Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Debentures.

     DTC may discontinue providing its services as securities depositary with respect to the Debentures of either series at any time by giving reasonable notice to FPL Group Capital. In the event no successor securities depositary is obtained, certificates for the Debentures will be printed and delivered. FPL Group Capital may decide to replace DTC or any successor depositary. Additionally, FPL Group Capital may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Debentures. In that event, certificates for the Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that FPL Group Capital and FPL Group believe to be reliable, but FPL Group Capital and FPL Group do not take responsibility for the accuracy of this information.

                                  UNDERWRITING

     FPL Group Capital is selling the Debentures to the underwriters named in the table below pursuant to an underwriting agreement dated the date of this prospectus supplement. FPL Group Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Debentures of each series set forth opposite that underwriter's name in the table below:

                                    PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF
UNDERWRITER                       FLOATING RATE DEBENTURES   1 7/8% DEBENTURES
-----------                       ------------------------   -------------------
Banc of America Securities LLC ......    $80,000,000           $40,000,000

Citigroup Global Markets Inc. .......     80,000,000            40,000,000

J.P. Morgan Securities Inc. .........     80,000,000            40,000,000

Wachovia Capital Markets, LLC .......     80,000,000            40,000,000

Banc One Capital Markets, Inc. ......     20,000,000            10,000,000

Barclays Capital Inc. ...............     20,000,000            10,000,000

The Royal Bank of Scotland plc ......     20,000,000            10,000,000

Scotia Capital (USA) Inc. ...........     20,000,000            10,000,000
                                        ------------          ------------

            Total ...................   $400,000,000          $200,000,000
                                        ============          ============

     Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Debentures if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Debentures to the public when and if the underwriters buy the Debentures from FPL Group Capital.

     FPL Group Capital has been advised by the underwriters that the underwriters initially propose to offer the Floating Rate Debentures and the 1 7/8% Debentures to the public at the respective public offering prices on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.150% of the principal amount of the Floating Rate Debentures and not in excess of 0.150% of the principal amount of the 1 7/8% Debentures. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.100% of the principal amount of the Floating Rate Debentures and not in excess of 0.100% of the principal amount of the 1 7/8% Debentures to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     There is currently no established trading market for the Debentures. FPL Group Capital does not intend to apply for listing of the Debentures on a national securities exchange. The underwriters have advised FPL Group Capital that they intend to make a trading market in the Debentures but are not obligated to do so and may discontinue such market-making activities at any time without notice. FPL Group Capital cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Debentures.

     In order to facilitate the offering of the Debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debentures. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Debentures for their own account. In addition, to cover overallotments or to stabilize the price of the Debentures, the underwriters may bid for, and purchase, the Debentures in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Debentures in the offering, if the syndicate repurchases previously distributed Debentures in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debentures above independent market levels. The underwriters are not required to engage in these activities, and may end these activities at any time.

     Certain of the underwriters will make the Debentures available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between those underwriters and their customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from those underwriters based on transactions those underwriters conduct through the system. Those underwriters will make the Debentures available to their customers through Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

     It is expected that delivery of the Debentures will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fourth business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+4"). Purchasers of the Debentures should note that the ability to settle secondary market trades of the Debentures effected on the date of pricing and the succeeding business days may be affected by the T+4 settlement.

     FPL Group Capital estimates that its expenses in connection with the sale of the Debentures, other than underwriting discounts, will be $400,000. This estimate includes expenses relating to printing, rating agency fees, trustees' fees and legal fees, among other expenses.

     FPL Group Capital has agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the underwriters or their affiliates may engage from time to time in various general financing and banking transactions with FPL Group Capital and its affiliates.

                                 LEGAL OPINIONS

     The information in this section replaces the information in the "Legal Opinions" section beginning on page 51 of the accompanying prospectus.

     Steel Hector & Davis LLP, Miami, Florida and Thelen Reid & Priest LLP, New York, New York, co-counsel to FPL Group and FPL Group Capital, will pass upon the legality of the Debentures for FPL Group and FPL Group Capital. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Debentures for the underwriters. Thelen Reid & Priest LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis LLP, and Steel Hector & Davis LLP may rely as to all matters of New York law upon the opinion of Thelen Reid & Priest LLP.

PROSPECTUS

                              FPL GROUP CAPITAL INC

               DEBT SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

                  GUARANTEED AS DESCRIBED IN THIS PROSPECTUS BY

                                 FPL GROUP, INC.

                           --------------------------

                                 FPL GROUP, INC.

           COMMON STOCK WITH ATTACHED PREFERRED SHARE PURCHASE RIGHTS

                            STOCK PURCHASE CONTRACTS

                                       AND

                              STOCK PURCHASE UNITS

                           --------------------------

                            FPL GROUP CAPITAL TRUST I
                           FPL GROUP CAPITAL TRUST II

                           PREFERRED TRUST SECURITIES

                  GUARANTEED AS DESCRIBED IN THIS PROSPECTUS BY

                                 FPL GROUP, INC.

                           --------------------------

     Each of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust I and FPL Group Capital Trust II may offer from time to time up to $1,337,450,000 of securities provided that the aggregate amount of securities offered by all such issuers may not exceed $1,337,450,000. In addition, FPL Group Capital may offer from time to time up to $662,550,000 of additional debt securities guaranteed by FPL Group.

     FPL Group, FPL Group Capital, FPL Group Capital Trust I and FPL Group Capital Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     FPL Group's common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

     FPL Group, FPL Group Capital, FPL Group Capital Trust I and FPL Group Capital Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 50 of this prospectus also provides more information on this topic.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT IN THESE SECURITIES.

     FPL Group's, FPL Group Capital's, FPL Group Capital Trust I's and FPL Group Capital Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

              ---------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  April 3, 2003

                              ABOUT THIS PROSPECTUS

     This prospectus is a combined prospectus which relates to two different registration statements filed at different times with the Securities and Exchange Commission ("SEC"), each using a "shelf" registration process. The registration statements to which this combined prospectus relates are the following:

     (1) Registration Statement Nos. 333-85218 and 333-85218-01, declared effective by the SEC on April 24, 2002, pursuant to which FPL Group Capital may offer from time to time, in one or more offerings, up to a total of $662,550,000 of debt securities guaranteed by FPL Group; and

     (2)  Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02
          and 333-102173-03, declared effective by the SEC on April 3, 2003, pursuant to which

          (a) FPL Group may offer from time to time, in one or more offerings, up to a total of $1,337,450,000 of common stock with attached preferred share purchase rights, stock purchase contracts, stock purchase units, guarantees of FPL Group Capital's debt securities and junior subordinated debentures and/or guarantees of the preferred trust securities of FPL Group Capital Trust I and FPL Group Capital Trust II,

          (b) FPL Group Capital may offer from time to time, in one or more offerings, up to a total of $1,337,450,000 of debt securities and junior subordinated debentures, and

          (c) FPL Group Capital Trust I and FPL Group Capital Trust II may offer from time to time, in one or more offerings, up to a total of $1,337,450,000 of preferred trust securities;

          provided that the aggregate amount of all such securities or combinations of such securities offered by FPL Group, FPL Group Capital, FPL Group Capital Trust I and FPL Group Capital Trust II under that registration statement may not exceed $1,337,450,000. FPL Group Capital Trust I and FPL Group Capital Trust II are each referred to in this prospectus as the "Trust."

     This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer. Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

     For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

                                  RISK FACTORS

     Before purchasing the securities, investors should carefully consider the following risk factors together with the other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS AND TO CHANGES IN LAWS AND REGULATIONS, INCLUDING INITIATIVES REGARDING RESTRUCTURING OF THE ENERGY INDUSTRY. THESE FACTORS MAY HAVE A NEGATIVE IMPACT ON THE BUSINESS AND RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978 and the Public Utility Holding Company Act of 1935, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the utility commissions of other states in which FPL Group or FPL Group Capital have operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The Florida Public Service Commission has the authority to disallow recovery of costs that it considers excessive or imprudently incurred.

     The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

     FPL Group and FPL Group Capital are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and health and safety that could, among other things, restrict or limit the use of certain fuels required for the production of electricity. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

     FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

THE OPERATION OF POWER GENERATION FACILITIES, INCLUDING NUCLEAR FACILITIES, INVOLVES SIGNIFICANT RISKS THAT COULD ADVERSELY AFFECT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's nuclear units face certain risks that are unique to the nuclear industry including additional regulatory actions up to and including shut down of the units stemming from public safety concerns, whether at FPL Group's plants or at the plants of other nuclear operators. Breakdown or failure of an operating facility of FPL Energy, LLC, a subsidiary of FPL Group Capital, may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

THE CONSTRUCTION OF, AND CAPITAL IMPROVEMENTS TO, POWER GENERATION FACILITIES INVOLVE SUBSTANTIAL RISKS. SHOULD CONSTRUCTION OR CAPITAL IMPROVEMENT EFFORTS BE UNSUCCESSFUL, THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL COULD BE NEGATIVELY AFFECTED.

     FPL Group's and FPL Group Capital's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts and/or the write off of their investment in the project or improvement.

THE USE OF DERIVATIVE CONTRACTS BY FPL GROUP AND FPL GROUP CAPITAL IN THE NORMAL COURSE OF BUSINESS COULD RESULT IN FINANCIAL LOSSES THAT NEGATIVELY IMPACT THE RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In addition, Florida Power & Light Company's use of such instruments could be subject to prudency challenges by the Florida Public Service Commission and if found imprudent, cost disallowance.

FPL GROUP'S UNREGULATED BUSINESSES, PARTICULARLY FPL ENERGY, ARE SUBJECT TO RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF FPL GROUP AND FPL GROUP CAPITAL, THAT MAY REDUCE THE REVENUES AND ADVERSELY IMPACT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     There are other risks associated with FPL Group's and FPL Group Capital's nonregulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's and FPL Group Capital's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL GROUP'S AND FPL GROUP CAPITAL'S ABILITY TO SUCCESSFULLY IDENTIFY AND COMPLETE ACQUISITIONS IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING THE EFFECT OF INCREASED COMPETITION RESULTING FROM THE CONSOLIDATION OF THE POWER INDUSTRY.

     FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

BECAUSE FPL GROUP AND FPL GROUP CAPITAL RELY ON ACCESS TO CAPITAL MARKETS, THE INABILITY TO ACCESS CAPITAL MARKETS ON FAVORABLE TERMS MAY LIMIT THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO GROW THEIR BUSINESSES AND WOULD LIKELY INCREASE INTEREST COSTS.

     FPL Group and FPL Group Capital rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL Group Capital to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn could impact FPL Group's and FPL Group Capital's ability to grow their businesses and would likely increase their interest costs.

WEATHER CONDITIONS CAN AFFECT FPL GROUP'S AND FPL GROUP CAPITAL'S RESULTS OF OPERATIONS.

     FPL Group's and FPL Group Capital's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COSTS AND OTHER EFFECTS OF LEGAL PROCEEDINGS, CHANGES IN TAX AND INFLATION RATES, AND CHANGES IN OR ADDITIONS TO APPLICABLE TAX POLICIES, RATES OF INFLATION AND ACCOUNTING STANDARDS.

     FPL Group and FPL Group Capital are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation or accounting standards.

THREATS OF TERRORISM AND CATASTROPHIC EVENTS THAT COULD RESULT FROM TERRORISM MAY IMPACT THE OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL IN UNPREDICTABLE WAYS.

     FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO OBTAIN INSURANCE AND THE TERMS OF ANY AVAILABLE INSURANCE COVERAGE COULD BE AFFECTED BY NATIONAL AND COMPANY-SPECIFIC EVENTS.

     FPL Group's and FPL Group Capital's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO EMPLOYEE WORKFORCE FACTORS THAT COULD AFFECT THE BUSINESSES AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage that could affect the business and financial condition of FPL Group and FPL Group Capital.

                                FPL GROUP CAPITAL

     FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. FPL Group Capital holds the capital stock of, and provides funding for, FPL Group's operating subsidiaries other than Florida Power & Light Company. These operating subsidiaries' business activities primarily consist of independent power projects.

                                    FPL GROUP

     FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group's principal subsidiary, Florida Power & Light Company, is engaged in the generation, transmission, distribution and sale of electric energy. Other operations are conducted through FPL Group Capital. FPL Group is a public utility holding company, as defined in the Public Utility Holding Company Act of 1935. FPL Group is exempt from substantially all of the provisions of the Public Utility Holding Company Act of 1935 on the basis that the businesses of FPL Group and Florida Power & Light Company, FPL Group's principal subsidiary, are predominantly intrastate in character.

            FPL GROUP CAPITAL TRUST I AND FPL GROUP CAPITAL TRUST II

     FPL Group Capital Trust I and FPL Group Capital Trust II are identical Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York as the Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group. The trust agreements will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." The Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets. All of the common trust securities will be owned by FPL Group. The common trust securities will represent at least 3% of the total capital of the Trust. Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement. The Trust has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement.

     The Trust's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Trust is 700 Universe Boulevard, Juno Beach, Florida 33408, and the telephone number is (561) 694-4000.

                                 USE OF PROCEEDS

     Unless otherwise stated in a prospectus supplement, FPL Group Capital and FPL Group will each add the net proceeds from the sale of these securities to its respective general funds. FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to redeem or repurchase outstanding long-term debt obligations. FPL Group Capital and FPL Group will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

     The Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital. FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows FPL Group's consolidated ratio of earnings to fixed charges for each of its last five fiscal years:

                            Years Ended December 31,
               -------------------------------------------------
               2002        2001       2000       1999       1998
               ----        ----       ----       ----       ----
               3.08        3.77       4.30       5.26       3.88

                       WHERE YOU CAN FIND MORE INFORMATION

     FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (http://www.fplgroup.com).

     FPL Group Capital does not file reports or other information with the SEC. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC. FPL Group does not intend to include any separate financial information with respect to FPL Group Capital in its consolidated financial statements because FPL Group and FPL Group Capital have determined that this information is not material to the holders of FPL Group Capital's debt securities.

     No separate financial statements of the Trust are included in this prospectus. FPL Group and the Trust do not consider those financial statements to be material to holders of the preferred trust securities because (1) the Trust is a newly formed special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of FPL Group Capital and issuing its preferred trust securities and common trust securities. FPL Group and the Trust do not expect the Trust to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                           INCORPORATION BY REFERENCE

     The SEC allows FPL Group Capital, FPL Group and the Trust to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group Capital, FPL Group and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group Capital, FPL Group and the Trust are incorporating by reference the document listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until FPL Group, FPL Group Capital and/or the Trust sell all of these securities:

     (1) FPL Group's Annual Report on Form 10-K for the year ended December 31, 2002.

     You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York, 10022, (212) 603-2000. FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

                              CAUTIONARY STATEMENTS

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are hereby filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target," "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

     Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

     The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated by reference herein are not the only ones FPL Group or FPL Group Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL Group's and FPL Group Capital's businesses in the future.

                     DESCRIPTION OF OFFERED DEBT SECURITIES

     GENERAL. FPL Group Capital will issue its debt securities (other than the Junior Subordinated Debentures (as defined herein)), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Debt Securities."

     The Indenture provides for the issuance from time to time of debentures, notes or other debt by FPL Group Capital in an unlimited amount. The Offered Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Debt Securities."

     This section briefly summarizes some of the terms of the Offered Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Debt Securities. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the Offered Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to establish a series of Offered Debt Securities and a form of Offered Debt Securities have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Each series of Offered Debt Securities may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Offered Debt Securities in the prospectus supplement(s) relating to those Offered Debt Securities:

     (1)  the title of those Offered Debt Securities,

     (2) any limit upon the aggregate principal amount of those Offered Debt Securities,

     (3) the date(s) on which FPL Group Capital will pay the principal of those Offered Debt Securities,

     (4) the rate(s) of interest on those Offered Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

     (5) the person to whom FPL Group Capital will pay interest on those Offered Debt Securities on any interest payment date, if other than the person in whose name those Offered Debt Securities are registered at the close of business on the record date for that interest payment,

     (6) the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Debt Securities may transfer or exchange those Offered Debt Securities and serve notices and demands to or upon FPL Group Capital,

     (7) the security registrar and any paying agent or agents for those Offered Debt Securities,

     (8) any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Debt Securities, in whole or in part, and any restrictions on those redemptions,

     (9) any sinking fund or other provisions or options held by the registered owners of those Offered Debt Securities that would obligate FPL Group Capital to repurchase or redeem those Offered Debt Securities,

     (10) the denominations in which FPL Group Capital may issue those Offered Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

     (11) the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Debt Securities (if other than in U.S. dollars),

     (12) if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Debt Securities in a currency other than that in which those Offered Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

     (13) if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

     (14) if the amount payable in respect of principal of or premium, if any, or interest on those Offered Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

     (15) the portion of the principal amount of those Offered Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Debt Securities, if other than the entire principal amount of those Offered Debt Securities,

     (16) any events of default with respect to those Offered Debt Securities and any covenants of FPL Group Capital for the benefit of the registered owners of those Offered Debt Securities, other than those specified in the Indenture,

     (17) the terms, if any, pursuant to which those Offered Debt Securities may be exchanged for shares of capital stock or other securities of any other entity,

     (18) a definition of "Eligible Obligations" under the Indenture with respect to those Offered Debt Securities denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Debt Securities after their satisfaction and discharge,

     (19) if FPL Group Capital will issue those Offered Debt Securities in global form, necessary information relating to the issuance of those Offered Debt Securities in global form,

     (20) if FPL Group Capital will issue those Offered Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Debt Securities as bearer securities,

     (21) any limits on the rights of the registered owners of those Offered Debt Securities to transfer or exchange those Offered Debt Securities or to register their transfer, and any related service charges,

     (22) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Debt Securities,

     (23) other than the Guarantee described under "Description of the Debt Securities Guarantee" below, any collateral security, assurance, or guarantee for those Offered Debt Securities, and

     (24) any other terms of those Offered Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section
          301).

     FPL Group Capital may sell Offered Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

     Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

     SECURITY AND RANKING. The Offered Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Debt Securities. All Debt Securities issued under the Indenture will rank equally and ratably with all other Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Debt Security without providing that security to all outstanding Debt Securities as allowed under the Indenture. The Offered Debt Securities will rank senior to the Junior Subordinated Debentures. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

     FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

     PAYMENT AND PAYING AGENTS. Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Debt Security to the person in whose name that Offered Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Debt Security, it may pay that defaulted interest to the registered owner of that Offered Debt Security:

     (1) as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

     (2) in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

     Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Debt Securities at maturity will be payable when such Offered Debt Securities are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

     TRANSFER AND EXCHANGE. Unless otherwise stated in the related prospectus supplement, Offered Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Debt Securities and may designate one or more additional places for that transfer and exchange.

     Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Debt Securities.

     FPL Group Capital will not be required to transfer or exchange any Offered Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Debt Security during a period of 15 days before selection of Offered Debt Securities to be redeemed. (Indenture, Section 305).

     DEFEASANCE. FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

     (1) money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

     (2) in the case of a deposit made prior to the maturity of that series of Debt Securities,

          (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

          (b) certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

     (3) a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity. (Indenture, Section 701).

     LIMITATION ON LIENS. So long as any Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Debt Securities. However, this restriction does not apply to or prevent:

     (1) any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

     (2) any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

     (3) any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

          (a) the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

          (b) the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

     (4) any lien arising in connection with court proceedings; provided, that, either

          (a) the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

          (b) the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

          (c) so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgement, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

     Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization. (Indenture,
Section 608).

     For this purpose, "Consolidated Capitalization" means the sum of:

     (1)  Consolidated Shareholders' Equity;

     (2) Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

     (3) any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Shareholders' Equity" as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

     (1) indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

     (2)  deferred liabilities, and

     (3) indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

     The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

     The foregoing limitation does not limit in any manner the ability of:

     (1) FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

     (2) FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

     (3)  FPL Group to place liens on any of its assets, or

     (4) any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (1) the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Debt Securities and under the Indenture,

     (2) immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

     (3) FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

     The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

     EVENTS OF DEFAULT. Each of the following is an event of default under the Indenture with respect to the Debt Securities of any series:

     (1) failure to pay interest on the Debt Securities of that series within 30 days after it is due,

     (2) failure to pay principal or premium, if any, on the Debt Securities of that series when it is due,

     (3) failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Debt Securities of that series,

     (4) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, and

     (5) any other event of default specified with respect to the Debt Securities of that series. (Indenture, Section 801).

     In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Debt Securities of a particular series will not necessarily constitute an event of default with respect to Debt Securities of any other series issued under the Indenture.

     REMEDIES. If an event of default applicable to the Debt Securities of one or more series, but not applicable to all outstanding Debt Securities, exists, then either the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Debt Securities are defined as "Discount Securities" in the Indenture.

     If the event of default is applicable to all outstanding Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

     (1) FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

          (a)  all overdue interest on all Debt Securities of that series,

          (b) the principal of and any premium on any Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

          (c)  interest on overdue interest for that series, and

          (d)  all amounts due to the Indenture Trustee under the Indenture, and

     (2) any other event of default with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

     Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

     No registered owner of Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

     (1) that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Debt Securities of that series,

     (2) the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

     (3) the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Debt Security for the enforcement of payment of the principal of or premium, if any, or interest on that Debt Security on or after the applicable due date specified in that Debt Security. (Indenture, Section 808).

     FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

     MODIFICATION AND WAIVER. Without the consent of any registered owner of Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

     (1) to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

     (2) to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

     (3)  to add any additional events of default,

     (4) to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

          (a) when the required consent of the registered owners of Debt Securities of that series or tranche has been obtained, or

          (b) when no Debt Securities of that series or tranche remain outstanding under the Indenture,

     (5) to provide collateral security for all but not a part of the Debt Securities,

     (6) to establish the form or terms of Debt Securities of any other series or tranche,

     (7) to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

     (8) to accept the appointment of a successor Indenture Trustee with respect to the Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

     (9) to add procedures to permit the use of a non-certificated system of registration for the Debt Securities of all or any series or tranche,

     (10) to change any place where

          (a) the principal of and premium, if any, and interest on all or any series or tranche of Debt Securities are payable,

          (b) all or any series or tranche of Debt Securities may be transferred or exchanged, and

          (c) notices and demands to or upon FPL Group Capital in respect of Debt Securities and the Indenture may be served, or

     (11) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Debt Securities of any series or tranche. (Indenture, Section 1201).

     The registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Debt Security of that series affected. (Indenture, Section 813).

     In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

     Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

     (1) change the dates on which the principal of or interest on a Debt Security is due without the consent of the registered owner of that Debt Security,

     (2) reduce any Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Debt Security,

     (3) reduce any premium payable upon the redemption of a Debt Security without the consent of the registered owner of that Debt Security,

     (4) change the currency (or other property) in which a Debt Security is payable without the consent of the registered owner of that Debt Security,

     (5) impair the right to sue to enforce payments on any Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Debt Security,

     (6) reduce the percentage in principal amount of the outstanding Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Debt Security of that series or tranche,

     (7) reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Debt Security of that series or tranche, or

     (8) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Debt Security affected by the modification.

     A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Debt Securities, or that modifies the rights of the registered owners of Debt Securities of that series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Debt Securities of any other series or tranche. (Indenture, Section 1202).

     The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Debt Securities, Debt Securities owned by FPL Group Capital or any other obligor upon the Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

     If FPL Group Capital solicits any action under the Indenture from registered owners of Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Debt Securities have authorized that action. For these purposes, the outstanding Debt Securities will be computed as of the record date. Any action of a registered owner of any Debt Security under the Indenture will bind every future registered owner of that Debt Security, or any Debt Security replacing that Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Debt Security. (Indenture, Section 104).

     RESIGNATION OF INDENTURE TRUSTEE. The Indenture Trustee may resign at any time with respect to any series of Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Debt Securities of one or more series of Debt Securities may remove the Indenture Trustee at any time with respect to the Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

     Except with respect to an Indenture Trustee appointed by the registered owners of Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

     (1) no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

     (2) FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

     NOTICES. Notices to registered owners of Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Debt Securities. (Indenture, Section 106).

     TITLE. FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

     GOVERNING LAW. The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section
112).

                  DESCRIPTION OF THE DEBT SECURITIES GUARANTEE

     GENERAL. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Debt Securities, according to the terms of those Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Debt Securities are covered by the Guarantee Agreement except Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group. (Guarantee Agreement, Section 5.06).

     The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

     Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

     SECURITY AND RANKING. The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group. The Guarantee will rank senior to the Preferred Trust Securities Guarantee and the Subordinated Guarantee (each as defined below). There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group's subsidiaries. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     EVENTS OF DEFAULT. An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Debt Securities covered by the Guarantee Agreement have the right to:

     (1) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

     (2) direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

     The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

     The Guarantee Trustee, the Indenture Trustee and the registered owners of Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital. (Guarantee Agreement, Section 5.06).

     FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

     MODIFICATION. FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

     TERMINATION OF THE GUARANTEE AGREEMENT. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

     GOVERNING LAW. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

                           DESCRIPTION OF COMMON STOCK

     GENERAL. The following statements describing FPL Group's common stock are not intended to be a complete description. For additional information, please see FPL Group's Restated Articles of Incorporation ("Charter") and its bylaws, which set forth the terms of the common stock. Please also see the Restated Articles of Incorporation of Florida Power & Light Company, and the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), which contain restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the SEC and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

     FPL Group's authorized capital stock consists of 300,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value. As of March 13, 2003, 183,124,562 shares of common stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding. See "Description of Common Stock--Preferred Share Purchase Rights" below. The FPL Group common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are, and when issued the shares offered hereby will be, fully paid and nonassessable.

     All outstanding FPL Group common stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the FPL Group common stock is EquiServe Trust Company, N.A.

     A number of provisions that are in FPL Group's Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group common stock to receive any related takeover premium for its shares. See "--Voting Rights and Non-Cumulative Voting" and "--Preferred Share Purchase Rights" below.

     DIVIDEND RIGHTS. Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof.

     The Charter of FPL Group does not limit the dividends that can be paid on the common stock. However, as a practical matter, the ability of FPL Group to pay dividends on the common stock is dependent upon dividends paid to it by its subsidiaries, primarily Florida Power & Light Company. Florida Power & Light Company's ability to pay dividends is limited by restrictions contained in Florida Power & Light Company's Restated Articles of Incorporation and in the Mortgage. However, these restrictions do not currently limit Florida Power & Light Company's ability to pay dividends to FPL Group from its retained earnings.

     VOTING RIGHTS AND NON-CUMULATIVE VOTING. In general, the holders of FPL Group common stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

     (1) permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of common stock and other outstanding voting stock, voting as a class;

     (2) provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

     (3) permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

     (4) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

     (5) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through (4) above.

Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

     The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

     (1) any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

     (3) the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

     (4) the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

     (5) any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

     The holders of common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of common stock can elect all of FPL Group's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter. Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued.

     LIQUIDATION RIGHTS. After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.

     PREFERRED SHARE PURCHASE RIGHTS. The following statements describing FPL Group's preferred share purchase rights (each, a "Right") are not intended to be a complete description. For additional information, please see the form of Rights Agreement, dated as of July 1, 1996, between FPL Group and EquiServe Trust Company, N.A., as successor Rights Agent, as amended, which sets forth the terms of the Rights. The Rights Agreement and amendments thereto have been previously filed with the SEC and are exhibits to the registration statement filed with SEC of which this prospectus is a part.

     On June 17, 1996, FPL Group's Board of Directors declared a dividend of one Right for each outstanding share of common stock. Thereafter, until the Distribution Date (as defined below), FPL Group will issue one Right with each newly issued share of common stock. Each Right (prior to the expiration or redemption of the Rights) will entitle the holder thereof to purchase from FPL Group one-hundredth of a share of FPL Group's Series A Junior Participating Preferred Stock, $.0l par value (Junior Preferred Shares), at an exercise price of $120 per Right (Purchase Price), subject to adjustment. Until the Distribution Date, the Rights are represented by the shares of common stock, and are not exercisable or transferable apart from the common stock. The Distribution Date is the earlier to occur of:

     (1) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 10% or more of the common stock, or

     (2) the tenth business day after a person commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the common stock. At any time before a person or group becomes a 10% holder, the Board of Directors may extend the 10-day period.

Separate certificates evidencing the Rights will be mailed to holders of the common stock as of the close of business on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, or exchanged, and could then begin trading separately from the common stock. The Rights do not have any voting rights and are not entitled to dividends.

     If a person or group becomes a 10% holder, each Right not owned by the 10% holder would become exercisable for the number of shares of common stock which, at that time, would have a market value of two times the exercise price of the Right. In the event that FPL Group is acquired in a merger or other business combination transaction, or 50% or more of FPL Group's assets or earning power are sold or otherwise transferred, after a person or group has become a 10% holder, each Right will entitle its holder to purchase, at the exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

     The Rights are redeemable by FPL Group's Board of Directors in whole, but not in part, at $.01 per Right at any time prior to the time that a person or group acquires beneficial ownership of 10% or more of the outstanding common stock. The Rights will expire on June 30, 2006 (unless the expiration date is extended or the Rights are earlier redeemed or exchanged as described below).

     The Purchase Price, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution

     (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares,

     (2) as a result of the grant to holders of Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, at less than the current market price of Junior Preferred Shares, or

     (3) as a result of the distribution to holders of Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The number of Rights and the number of Junior Preferred Shares purchasable upon exercise of each Right are also subject to adjustment in the event of a stock split, subdivision, consolidation, combination or common stock dividend on the common stock prior to the Distribution Date.

     The Board of Directors of FPL Group may exchange the Rights at an exchange ratio of one share of common stock per Right at any time that is

     (1) after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding common stock; and

     (2) before the acquisition by a person or group of 50% or more of the outstanding common stock.

     The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire FPL Group without conditioning the offer on the redemption of the Rights or on the acquisition of a certain number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of FPL Group, since the Rights may be redeemed by FPL Group at $.01 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the common stock.

     The Junior Preferred Shares purchasable upon exercise of the Rights will be entitled to cumulative quarterly dividends in preference to the common stock at a rate per share equal to the greater of $10 and 100 times the dividend declared on the common stock for such quarter. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount and type of consideration received per share of common stock. In the event of a liquidation of FPL Group, the holders of Junior Preferred Shares will be entitled to receive in preference to the common stock the greater of $100 per share and 100 times the payment made per share of common stock. FPL Group has the right to issue other serial preferred stock ranking prior to the Junior Preferred Shares with respect to dividend and liquidation preferences. The Junior Preferred Shares will be redeemable after June 30, 2006, at FPL Group's option, in whole or in part, at a redemption price per share equal to the greater of

     (1)  the per share Purchase Price, and

     (2)  the then current market price of a Junior Preferred Share.

Each Junior Preferred Share will have 100 votes on all matters submitted to a vote of the shareholders of FPL Group, voting together with the common stock. The rights of the Junior Preferred Shares as to dividends, liquidation, redemption and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation, redemption and voting rights of the Junior Preferred Shares, the value of the interest in a Junior Preferred Share purchasable upon the exercise of each Right should approximate the value of one share of common stock.

     The Board of Directors of FPL Group may amend the Rights Agreement and the Rights, without the consent of the holders of the Rights. However, any amendment adopted after a person or group becomes a 10% holder may not adversely affect the interests of holders of Rights. The 10% holder level discussed above is subject to certain exceptions.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital (including, but not limited to, Debt Securities and Junior Subordinated Debentures), preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

     A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts. Some of the important United States federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

                    DESCRIPTION OF PREFERRED TRUST SECURITIES

     GENERAL. The Trust may issue preferred trust securities and common trust securities under the Trust Agreement. These preferred trust securities and common trust securities are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. The junior subordinated debentures issued by FPL Group Capital and held by the Trust are referred to in this prospectus as the "Junior Subordinated Debentures." This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of the Junior Subordinated Debentures and the Subordinated

Guarantee--General"), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL Group. (Trust Agreement, Section 5.10).

     FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

     (1) FPL Group's guarantee of FPL Group Capital's payment obligations under the Junior Subordinated Debentures (referred to in this prospectus as the "Subordinated Guarantee");

     (2) the rights of holders of Preferred Trust Securities to enforce those obligations;

     (3)  FPL Group's agreement to pay the expenses of the Trust; and

     (4) FPL Group's guarantee of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets (referred to in this prospectus as the "Preferred Trust Securities Guarantee").

     No single one of the documents listed above standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

     The Trust will use the proceeds from the sale of the Trust Securities to purchase Junior Subordinated Debentures from FPL Group Capital. (Trust Agreement, Section 2.05). The Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under a Subordinated Indenture between FPL Group Capital and The Bank of New York, as trustee. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

     A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures. Material United States federal income tax considerations applicable to the Preferred Trust Securities will also be discussed in the prospectus supplement relating to the Preferred Trust Securities. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of the Junior Subordinated Debentures and the Subordinated Guarantee" below.

     DISTRIBUTIONS. The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the Junior Subordinated Debentures. (Trust Agreement, Section 8.01). If neither FPL Group Capital nor FPL Group makes interest payments on the Junior Subordinated Debentures, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under "Description of the Preferred Trust Securities Guarantee."

     So long as no event of default under the Subordinated Indenture has occurred and is continuing, FPL Group Capital may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. (Subordinated Indenture, Section 312). As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. (Trust Agreement, Section 4.01). During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or any payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital may:

     (1)  declare or pay any dividend or distribution on its capital stock;

     (2) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     (3) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

     (4) make any payments with respect to any guarantee of debt securities by FPL Group if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

     (1) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

     (2) as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

     (3) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

     (4) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

     (5) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

     (6) payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

     (7) dividends or distributions by FPL Group Capital on its capital stock owned by FPL Group, provided that FPL Group owns 100% of such capital stock at the time of, or any record date for, such payment; or

     (8) redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock owned by FPL Group, provided that FPL Group owns 100% of such capital stock at the time of, or any record date for, such payment.

     Before an extension period ends, FPL Group Capital may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, FPL Group Capital may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures.

     REDEMPTION. Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

     Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

     Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

     Subject to applicable law, including United States federal securities law, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

     If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

     SUBORDINATION OF COMMON TRUST SECURITIES. Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

     If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION. The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

     (1)  the expiration of the term of the Trust;

     (2)  the bankruptcy, dissolution or liquidation of FPL Group;

     (3)  the redemption of all of the Preferred Trust Securities;

     (4) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

     (5)  at any time, at the election of FPL Group. (Trust Agreement, Sections
          9.01 and 9.02).

     If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

     EVENTS OF DEFAULT; NOTICE. Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     (1) the occurrence of an event of default as described in the Subordinated Indenture;

     (2) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

     (3) default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

     (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

     (5) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

     Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default will have been cured or waived. (Trust Agreement, Section 8.02).

     A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

     REMOVAL OF TRUSTEES. Unless an event of default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

     Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

     VOTING RIGHTS. Except as provided below and under "Description of the Preferred Trust Securities Guarantee--Modification and Assignment," and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

     While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

     (1) direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of the Junior Subordinated Debentures and the Subordinated Guarantee--General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

     (2)  waive any past default under the Subordinated Indenture;

     (3) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

     (4) consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required;

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

     Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

     No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

     AMENDMENTS. The Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

     (1) cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

     (2)  change the name of the Trust; or

     (3) modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

     No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

     Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

     (1) the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

     (2) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

     Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

     (1) adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date;

     (2) restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

     (3) modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

     FORM, EXCHANGE AND TRANSFER. Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

     Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Section 5.08).

     The Trust will not be required to:

     (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

     (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

     PAYMENT ON PREFERRED TRUST SECURITIES AND PAYING AGENT. Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group Capital and FPL Group, which may be FPL Group Capital or FPL Group. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, FPL Group Capital and FPL Group. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group Capital and FPL Group to act as paying agent. (Trust Agreement,
Section 5.09).

     DUTIES OF THE TRUSTEES. The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

     The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

     (1) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

     (2)  the Trust will not be taxed as a corporation and

     (3) the Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes.

In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

     MISCELLANEOUS. Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

     NOTICES. Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

     TITLE. The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

     GOVERNING LAW. The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

             DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

     GENERAL. This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreement that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities. This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of Preferred Trust Securities Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     The Bank of New York will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

     GENERAL TERMS OF THE PREFERRED TRUST SECURITIES GUARANTEE. FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

     (1) any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

     (2) the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

     (3) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

          (a) the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

          (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL Group's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

     The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If neither FPL Group Capital nor FPL Group makes interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not have funds available to pay distributions on the Preferred Trust Securities.

     The Preferred Trust Securities Guarantee is unsecured and will rank subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms). (Preferred Trust Securities Guarantee Agreement, Section 6.01). The Preferred Trust Securities Guarantee Agreement does not limit FPL Group from incurring or issuing additional debt or incurring other liabilities, whether secured or unsecured, or making guarantees, senior to or equal in right of payment to the Preferred Trust Securities Guarantee in the future. See "--Security and Ranking" below.

     FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

     (1)  the Subordinated Guarantee;

     (2) the rights of holders of Preferred Trust Securities to enforce FPL Group's payment obligations under the Subordinated Guarantee;

     (3)  FPL Group's agreement to pay the expenses of the Trust; and

     (4)  the Preferred Trust Securities Guarantee.

     No single one of the documents listed above standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

     Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

     SECURITY AND RANKING. The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

     (1) subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Debt Securities Guarantee;

     (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

     (3) senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

     The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

     The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Preferred Trust Securities Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group's subsidiaries. Neither the Subordinated Indenture nor the Preferred Trust Securities Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     EVENTS OF DEFAULT. An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

     (1) direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

     (2) direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

     Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section

5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

     FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

     MODIFICATION AND ASSIGNMENT. No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

     All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

     TERMINATION OF THE PREFERRED TRUST SECURITIES GUARANTEE. The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

     (1) full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

     (2) the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

     (3)  full payment of the amounts payable upon liquidation of the Trust.

However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

     GOVERNING LAW. The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
                         AND THE SUBORDINATED GUARANTEE

     GENERAL. The Junior Subordinated Debentures, which the Property Trustee will hold on behalf of the Trust as trust assets, will be issued by FPL Group Capital in one or more series under an Indenture among FPL Group Capital, FPL Group and The Bank of New York, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Subordinated Indenture." The Bank of New York, as trustee under the Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

     This section briefly summarizes some of the terms of the Junior Subordinated Debentures and the Subordinated Guarantee and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures or the Subordinated Guarantee. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents establishing the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The form of the Subordinated Indenture (which contains the form of the Subordinated Guarantee), the form of officer's certificate that may be used to establish a series of Junior Subordinated Debentures and a form of the Junior Subordinated Debentures have been previously filed with the SEC, and are exhibits to the registration statement. In addition, the Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Junior Subordinated Debentures issued by FPL Group Capital to the Trust will constitute a separate series under the Subordinated Indenture and will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by FPL Group for the Common Trust Securities.

     The Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital's Senior Indebtedness (as defined herein). The Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a subordinated guarantee of FPL Group, included in the Subordinated Indenture, which ranks junior to all of FPL Group's Senior Indebtedness (as defined herein). See "--Subordinated Guarantee" below.

     Each series of Junior Subordinated Debentures may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Junior Subordinated Debentures in the prospectus supplement(s) relating to those Junior Subordinated Debentures:

     (1)  the title of those Junior Subordinated Debentures,

     (2) any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

     (3) the date(s) on which FPL Group Capital will pay the principal of those Junior Subordinated Debentures,

     (4) the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

     (5) the person to whom FPL Group Capital will pay interest on those Junior Subordinated Debentures on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

     (6) the place(s) at which or methods by which FPL Group Capital will make payments on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital,

     (7) the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

     (8) any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Junior Subordinated Debentures, in whole or in part, and any restrictions on those redemptions,

     (9) any sinking fund or other provisions or options held by the registered owners of those Junior Subordinated Debentures that would obligate FPL Group Capital to repurchase or redeem those Junior Subordinated Debentures,

     (10) the denominations in which FPL Group Capital may issue those Junior Subordinated Debentures, if other than denominations of $25 and any integral multiple of $25,

     (11) the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Junior Subordinated Debentures (if other than in U.S. dollars),

     (12) if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

     (13) if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Junior Subordinated Debentures in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

     (14) if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

     (15) the portion of the principal amount of those Junior Subordinated Debentures that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Junior Subordinated Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

     (16) any events of default with respect to those Junior Subordinated Debentures and any covenants of FPL Group Capital for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

     (17) the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

     (18) a definition of "Eligible Obligations" under the Subordinated Indenture with respect to those Junior Subordinated Debentures denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

     (19) if FPL Group Capital will issue those Junior Subordinated Debentures in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

     (20) if FPL Group Capital will issue those Junior Subordinated Debentures as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

     (21) any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

     (22) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

     (23) any collateral security, assurance, or guarantee for those Junior Subordinated Debentures, in addition to, or any exceptions to, the Subordinated Guarantee described under "--Subordinated Guarantee" below,

     (24) the designation of the trust to which the Junior Subordinated Debentures are to be issued,

     (25) the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

     (26) any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

     Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

     SUBORDINATION. The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital. (Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL Group Capital until all holders of Senior Indebtedness of FPL Group Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

     (1) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital;

     (2) any Senior Indebtedness of FPL Group Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

     (3) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital are permitted to accelerate the maturity of such Senior Indebtedness. (Subordinated Indenture, Section 1502).

     Upon any distribution of assets of FPL Group Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (Subordinated Indenture, Section 1502).

     "Senior Indebtedness," when used with respect to FPL Group Capital or FPL Group, means all of FPL Group Capital's or FPL Group's obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

     (1) obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

     (2)  capitalized lease obligations;

     (3) all obligations of the types referred to in clauses (1) and (2) of others which FPL Group or FPL Group Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

     (4) all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee, as the case may be. Furthermore trade accounts payable or long-term purchase obligations will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. (Subordinated Indenture, Section 101).

     FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Subordinated Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group Capital's subsidiaries. The Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

     SUBORDINATED GUARANTEE. Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Junior Subordinated Debentures and the Subordinated Indenture. The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the Subordinated Indenture. (Subordinated Indenture, Article Fourteen).

     The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group. (Subordinated Indenture,
Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

     (1)  certain events of bankruptcy, insolvency or reorganization of FPL
          Group;

     (2) any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

     (3) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness. (Subordinated Indenture, Section 1403).

     Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (Subordinated Indenture, Section 1403).

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Subordinated Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group's subsidiaries. The Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     PAYMENT AND PAYING AGENTS. Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

     (1) as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

     (2) in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

     Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital and/or FPL Group may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

     TRANSFER AND EXCHANGE. Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

     Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

     FPL Group Capital will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

     Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

     DEFEASANCE. FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the Junior Subordinated Debentures). To do so, FPL Group Capital or FPL Group must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

     (1) money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

     (2) in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

          (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

          (b) certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

     (3) a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. So long as no event of default under the Subordinated Indenture has occurred and is continuing, FPL Group Capital may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. (Subordinated Indenture, Section 312). As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from any payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital may:

     (1)  declare or pay any dividend or distribution on its capital stock;

     (2) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     (3) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

     (4) make any payments with respect to any guarantee of debt securities by FPL Group if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

     (1) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

     (2) as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

     (3) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

     (4) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

     (5) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

     (6) payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

     (7) dividends or distributions by FPL Group Capital on its capital stock owned by FPL Group, provided that FPL Group owns 100% of such capital stock at the time of, or any record date for, such payment; or

     (8) redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock owned by FPL Group, provided that FPL Group owns 100% of such capital stock at the time of, or any record date for, such payment. (Subordinated Indenture, Section 608).

     Any extension period with respect to any securities of FPL Group Capital similar to the Junior Subordinated Debentures or any other securities issued under the Subordinated Indenture will also apply to payments of interest on the Junior Subordinated Debentures.

     Any extension period with respect to payment of interest on the Junior Subordinated Debentures will, except as provided in (6) above, also apply to:

     (1) payments of interest on all junior subordinated debt securities of FPL Group Capital, including all other securities issued under the Subordinated Indenture;

     (2)  distributions on the related preferred trust securities; and

     (3) distributions on all other securities of the Trust or any other subsidiary trust of FPL Group with terms substantially the same as those of the Trust Agreement.

     Before an extension period ends, FPL Group Capital may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, FPL Group Capital may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures. FPL Group Capital will give the Trust and the Subordinated Indenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital did not make the election to extend or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

     ADDITIONAL INTEREST. So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then FPL Group Capital will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (Subordinated Indenture, Section 313).

     REDEMPTION. For so long as the Trust is the holder of all the Junior Subordinated Debentures, the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)).

     The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

     Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture, Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

     Any redemption at the option of FPL Group Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group will be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

     Subject to applicable law, including United States federal securities law, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the Subordinated Indenture, neither FPL Group Capital nor FPL Group may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (1) the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, is merged, or the entity that acquires or leases FPL Group Capital's or FPL Group's, as the case may be, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's or FPL Group's, as the case may be, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

     (2) immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

     (3) FPL Group Capital or FPL Group, as the case may be, delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

     The Subordinated Indenture does not prevent or restrict:

     (1) any consolidation or merger after the consummation of which FPL Group Capital or FPL Group would be the surviving or resulting entity;

     (2) any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group; or any merger of any such entity into any other of such entities; or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

     (3) any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group which does not constitute the entirety, or substantially the entirety, thereof; or

     (4) the approval by FPL Group Capital or FPL Group of, or the consent by FPL Group Capital or FPL Group to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103.)

     EVENTS OF DEFAULT. Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

     (1) failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a valid extension of the interest period by FPL Group Capital will not constitute an event of default),

     (2) failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

     (3) failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after FPL Group Capital and FPL Group receive written notice of such failure to comply from the Subordinated Indenture Trustee, or FPL Group Capital, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

     (4) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group,

     (5) with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, and

     (6) any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section
          801).

     In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital or FPL Group has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

     REMEDIES. If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

     If the event of default is applicable to all outstanding Subordinated Indenture Securities, then only the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

     (1) FPL Group Capital or FPL Group deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

          (a) all overdue interest on all Subordinated Indenture Securities of that series,

          (b) the principal of and any premium on any Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

          (c)  interest on overdue interest for that series, and

          (d) all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

     (2) any other event of default with respect to the Subordinated Indenture Securities of that series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

     Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

     No registered owner of Subordinated Indenture Securities of any series will have any right to institute any proceeding under the Subordinated Indenture, or exercise any remedy under the Subordinated Indenture, unless:

     (1) that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

     (2) the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

     (3) the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section
          807).

     However, these limitations do not apply to a suit instituted by a registered owner of a Subordinated Indenture Security for the enforcement of payment of the principal of or any premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808).

     Each of FPL Group Capital and FPL Group is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES. If there is an event of default with respect to Junior Subordinated Debentures held by the Trust, then the holders of Preferred Trust Securities issued by the Trust will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against FPL Group Capital and FPL Group as a holder of the Junior Subordinated Debentures. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

     Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least 33% of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

     MODIFICATION AND WAIVER. Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, FPL Group Capital and the Indenture Trustee may amend or supplement the Subordinated Indenture for any of the following purposes:

     (1) to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital's or FPL Group's, as the case may be, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

     (2) to add covenants of FPL Group Capital or FPL Group or to surrender any right or power conferred upon FPL Group Capital or FPL Group by the Subordinated Indenture,

     (3)  to add any additional events of default,

     (4) to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

          (a) when the required consent of the registered owners of Subordinated Indenture Securities of that series or tranche has been obtained, or

          (b) when no Subordinated Indenture Securities of that series or tranche remain outstanding under the Subordinated Indenture,

     (5) to provide collateral security for all but not a part of the Subordinated Indenture Securities,

     (6) to establish the form or terms of Subordinated Indenture Securities of any other series or tranche,

     (7) to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

     (8) to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

     (9) to add procedures to permit the use of a non-certificated system of registration for the Subordinated Indenture Securities of all or any series or tranche,

     (10) to change any place where

          (a) the principal of and premium, if any, and interest on all or any series or tranche of Subordinated Indenture Securities are payable,

          (b) all or any series or tranche of Subordinated Indenture Securities may be transferred or exchanged, and

          (c) notices and demands to or upon FPL Group Capital or FPL Group in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

     (11) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

     The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

     In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital, FPL Group and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

     Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

     (1) change the dates on which the principal of or interest (except as described above under "--Option to Extend Interest Payment Period") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

     (2) reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

     (3) reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

     (4) change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

     (5) impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

     (6) impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

     (7) reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche,

     (8) reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche, or

     (9) modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

     A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

     The Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section
101).

     If FPL Group Capital or FPL Group solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, neither FPL Group Capital nor FPL Group will be obligated to do this. If FPL Group Capital or FPL Group, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Indenture Trustee, FPL Group Capital or FPL Group do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

     RESIGNATION OF SUBORDINATED INDENTURE TRUSTEE. The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group. However, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture, Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

     Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

     (1) no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

     (2) FPL Group Capital and FPL Group have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

     NOTICES. Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

     TITLE. FPL Group Capital, FPL Group, the Subordinated Indenture Trustee, and any agent of FPL Group Capital, FPL Group or the Subordinated Indenture Trustee, may treat the person in whose name a Subordinated Indenture Security is registered as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

     GOVERNING LAW. The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

                       INFORMATION CONCERNING THE TRUSTEES

     FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York. In addition to acting as Subordinated Indenture Trustee, security registrar and paying agent under the Subordinated Indenture, The Bank of New York acts, or would act, as
(i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of Offered Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of the Debt Securities Guarantee" above, (iii) purchase contract agent under a purchase contract agreement described under "Description of Stock Purchase Contracts and Stock Purchase Units" above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of the Preferred Trust Securities Guarantee" above and (v) Property Trustee under the Trust Agreement. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement.

                              PLAN OF DISTRIBUTION

     FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

     (1)  through underwriters or dealers,

     (2)  through agents, or

     (3)  directly to one or more purchasers.

     THROUGH UNDERWRITERS OR DEALERS. If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     THROUGH AGENTS. FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

     DIRECTLY. FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

     GENERAL INFORMATION. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

     FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

     FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this prospectus from FPL Group's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Steel Hector & Davis LLP, Miami, Florida and Thelen Reid & Priest LLP, New York, New York, co-counsel to FPL Group, FPL Group Capital and the Trust, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital and the Trust. Hunton & Williams, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Reed Smith LLP, special Delaware counsel to FPL Group, FPL Group Capital and the Trust. Thelen Reid & Priest LLP and Hunton & Williams may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis LLP, and on the opinion of Reed Smith LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Steel Hector & Davis LLP may rely as to all matters of New York law upon the opinion of Thelen Reid & Priest LLP, and on the opinion of Reed Smith LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.


                       -----------------------------------


     YOU SHOULD RELY ONLY ON THE INFORMATiON INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE TRUST IS MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS OR THAT THE INFORMATION INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

================================================================================


                          [FPL GROUP CAPITAL INC LOGO]

                                  $400,000,000
               FLOATING RATE DEBENTURES, SERIES DUE MARCH 30, 2005

                                  $200,000,000
                  1 7/8% DEBENTURES, SERIES DUE MARCH 30, 2005

               THE DEBENTURES WILL BE ABSOLUTELY, IRREVOCABLY AND
                          UNCONDITIONALLY GUARANTEED BY
                                 FPL GROUP, INC.


                              ---------------------

                              PROSPECTUS SUPPLEMENT

                               September 24, 2003

                              ---------------------


                           Joint Book-Running Managers

BANC OF AMERICA SECURITIES LLC                                   JPMORGAN
         CITIGROUP                                           WACHOVIA SECURITIES

                              ---------------------

                                   Co-Managers

BANC ONE CAPITAL MARKETS, INC.
                           BARCLAYS CAPITAL
                                        THE ROYAL BANK OF SCOTLAND
                                                                  SCOTIA CAPITAL


================================================================================